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                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Koll Real Estate Group, Inc. on Form S-4 of our report dated February 18, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Costa Mesa, California

February 20, 1997